EXHIBIT 10.2

Certain identified information has been excluded from this exhibit because such information both (i) is not material and (ii) is customarily and actually treated as private or confidential. Excluded information is indicated with brackets and asterisks.

LICENSE AGREEMENT

between

EMORY UNIVERSITY

and REGENXBIO INC.

LIC.18.023

TABLE OF CONTENTS

ARTICLE 1. DEFINITIONS 3

ARTICLE 2. GRANT OF LICENSE 6

ARTICLE 3. CONSIDERATION FOR LICENSE 8

ARTICLE 4. REPORTS AND ACCOUNTING 11

ARTICLE 5. PAYMENTS 12

ARTICLE 6. DILIGENCE AND COMMERCIALIZATION 13

ARTICLE 7. PATENT PROSECUTION 15

ARTICLE 8. INFRINGEMENT 16

ARTICLE 9. LIMITED WARRANTY AND EXCLUSION OF WARRANTIES 17 ARTICLE 10. DAMAGES, INDEMNIFICATION AND INSURANCE 17 ARTICLE 11. CONFIDENTIALITY 19

ARTICLE 12. TERM AND TERMINATION 21

ARTICLE 13. ASSIGNMENT 22

ARTICLE 14. ARBITRATION 22

ARTICLE 15. MISCELLANEOUS 24

ARTICLE 16. NOTICES 26

APPENDIX A COMPANY’S DEVELOPMENT PLAN 28 APPENDIX B LICENSED PATENTS 29

APPENDIX C U.S. GOVERNMENT LICENSE(S) 30 APPENDIX D SUBLICENSE PERCENTAGES 31 APPENDIX E MILESTONE PAYMENTS 32 APPENDIX F LICENSE MAINTANCE FEES 323 APPENDIX G DEVELOPMENT MILESTONES 334

APPENDIX H LOW & MIDDLE INCOME COUNTRIES 35 APPENDIX I LDCS & NTDS 337

APPENDIX J TEMPLATE PROGRESS REPORT 348

LIC.18.023

THIS LICENSE AGREEMENT is made and entered into as of the 16th day of August, 2018, (hereinafter referred to as the “Effective Date”) by and between EMORY UNIVERSITY, a nonprofit Georgia corporation with offices located at 1599 Clifton Road NE, 4th Floor, Mailstop 1599/001/1AZ Atlanta, Georgia 30322, (hereinafter referred to as "EMORY") and REGENXBIO Inc., a corporation having a principal place of business located at 9600 Blackwell Road, Suite 210, Rockville, MD 20850-3655 (hereinafter referred to as "COMPANY").

WHEREAS, EMORY and COMPANY are co-owners of all right, title, and interest in inventions and technology, developed by employees of EMORY and COMPANY and are responsible for their protection and commercial development; and

WHEREAS, EMORY and COMPANY have developed certain inventions and technology related to the administration of either ssAAV9 or scAAV9 encoding a therapeutic transgene to the cerebrospinal fluid in a human diagnosed with a CNS disorder, which is in part described in [****]; and

WHEREAS, COMPANY wishes to obtain and EMORY wishes to grant EMORY’s undivided interest in the whole of its rights to pursue the development and commercialization of the inventions in accordance with the terms and conditions of the Agreement;

NOW, THEREFORE, for and in consideration of the mutual covenants and the premises herein, the parties, intending to be legally bound, hereby agree as follows.

ARTICLE 1. DEFINITIONS

The following terms as used herein shall have the following meaning:

"Affiliate" shall mean any corporation or non-corporate business entity which controls, is controlled by, or is under common control with a party to this Agreement. A corporation or non-corporate business entity shall be regarded as in control of another corporation if it owns, or directly or indirectly controls, at least fifty (50%) percent of the voting stock of the other corporation, or if it possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such entity.

"Agreement" or "License Agreement" shall mean this Agreement, including all APPENDICES.

“Calendar Quarter” shall mean each three (3) month period beginning on January 1, April 1, July 1 and October 1.

LIC.18.023

“COMPANY’s Development Plan” shall mean the plan detailed in APPENDIX A of this Agreement, which may be amended upon written agreement by the parties.

"Dollars" shall mean United States dollars. "Field of Use" shall mean all fields.

"Indemnitees" shall mean the Inventors, EMORY, its directors, officers, employees and students, and their heirs, executors, administrators, successors and legal representatives.

“Inventors” shall mean the named EMORY inventors of the Licensed Patents.

"Licensed Patents" shall mean EMORY’s rights in the patent applications identified in APPENDIX B, together with any and all substitutions, extensions, divisionals, continuations, continuations-in-part (to the extent that the claimed subject matter of such continuations-in-part is disclosed in the parent Licensed Patent and rights to the continuations-in-part are not obligated to a third party), and foreign counterparts of such patent applications and any patents which issue thereon anywhere in the world, including any extended, reexamined and reissued patents.

"Licensed Product(s)" shall mean any process, service or product covered by a Valid Claim of any Licensed Patent.

"Licensed Territory" means any country or territory in which a Licensed Patent has been issued and is unexpired or is pending as a patent application.

"Net Selling Price" of Licensed Products shall mean the gross selling price paid by a purchaser of a Licensed Product to COMPANY, an Affiliate or Sublicensee of COMPANY, or any other party authorized by COMPANY to sell Licensed Products less the following discounts:

a)
[****];
b)
[****];
c)
[****];
d)
[****].

[****].

[****].

“Prosecution and Maintenance” or “Prosecute and Maintain” shall mean, with respect to a particular patent application or patent, the preparation, filing, prosecution and maintenance of such patent or patent application, as well as re-examinations, reissues, applications for patent term extensions and the like with respect to such patent or patent application, together with the conduct of interferences, post grant review, inter partes review, ex parte reexamination, the defense of

LIC.18.023

oppositions and other similar proceedings with respect to such patent or patent application.

"Sale," “Sell” or "Sold" shall mean the sale, transfer, exchange, or other disposition of Licensed Products whether by gift or otherwise by COMPANY, its Affiliates, Sublicensees or any third party authorized by COMPANY to make such sale, transfer, exchange or disposition. Sales of Licensed Products shall be deemed consummated upon the first to occur of: (a) [****], (b) [****]; (c) [****]; (d) [****]; (e) [****];.

[****].

[****].

"Valid Claim" shall mean a claim in an unexpired patent or pending patent application so long as such claim shall not have been irrevocably abandoned or held invalid in an unappealable decision of a court or other authority of competent jurisdiction in the relevant country.

ARTICLE 2. GRANT OF LICENSE

2.1.
License. EMORY hereby grants COMPANY and its Affiliates an exclusive, sublicensable, worldwide, non-transferable (except as provided in Article 13) license to its interests in the Licensed Patents, subject to Sections 2.2 through 2.5, to make, have made, use import, sell, and offer for sale Licensed Products in the Field of Use in the Licensed Territory during the term of this Agreement.
2.2.
Government Rights. COMPANY acknowledges that EMORY and COMPANY may have certain obligations and the United States government may have certain rights in the Licensed Patents if such was developed with any assistance through grants or contracts from the United States. COMPANY hereby warrants that it shall take all action necessary to satisfy and to enable EMORY to satisfy such obligations. If the United States government should take action which renders it impossible or impractical for EMORY to grant or which conditions or reduces the rights and licenses granted herein, EMORY or COMPANY may terminate this Agreement upon reasonable prior notice or cause it to be equitably reformed upon reasonable prior notice to reflect such conditioned or reduced rights and licenses (including without limitation with respect to the value and price of such rights and licenses). COMPANY shall not have any right to the return of any payments of any kind made by it to EMORY prior to the date of such action.
2.3.
[****].
2.4.
[****]:

LIC.18.023

2.5.
Sublicenses. COMPANY may grant sublicenses to third parties (“Sublicensees”) that are consistent with the terms and conditions of this Agreement, provided that COMPANY shall be responsible for the operations of its Sublicensees that are relevant to this Agreement and remain responsible for any reporting and any payment of all fees and royalties due under this Agreement. Notwithstanding the foregoing, a Sublicensee shall have the right to provide a limited sublicense to a third party, solely for the purpose of distribution of Licensed Product in any country. For any sublicense granted after the Effective Date and pursuant to this Agreement, COMPANY shall do the following:

2.5.1.[****].

2.5.2.[****];

2.5.3.[****];

2.5.4[****].

2.6.
No Implied License. The license and rights granted in this Agreement shall not be construed to confer any rights upon COMPANY by implication, estoppel, or otherwise as to any technology not specifically identified in this Agreement as Licensed Technology.
2.7.
U.S. Manufacturing. To the extent that technology disclosed in the Licensed Patents was developed using any funding from the United States government, COMPANY agrees that any products resulting from such technology that are sold in the United States will be manufactured substantially in the United States unless any waivers required are obtained from the United States government. COMPANY shall notify EMORY if it desires to request any such waivers, which request EMORY shall promptly make to the United States government on COMPANY’s behalf.

ARTICLE 3. CONSIDERATION FOR LICENSE

3.1.
License Fee. As partial consideration for the license granted to COMPANY under this Agreement, COMPANY [****] of the Effective Date of this Agreement.
3.2.
Running Royalties. As partial consideration for the license granted to COMPANY under this Agreement, COMPANY [****].
3.2.1.
Sublicensee Royalties. [****].
3.2.2.
Reduction of Royalties-Third Party Royalties. If in connection with the manufacture, use or commercialization of a Licensed Product it becomes necessary for COMPANY or its Sublicensee, in the reasonable opinion of its counsel, to obtain a license from a third party in order to manufacture, use, or commercialize any Licensed Product because, except for a

LIC.18.023

license granted by the third party, sale of a Licensed Product in the relevant country would infringe an intellectual property right of a third party in that country, and the cumulative royalty rate on the Licensed Product Sale in that country exceeds [****]. Notwithstanding the foregoing, however, in no event shall the royalties due to EMORY [****].

3.2.3.
Global Access Sales. Notwithstanding the foregoing, COMPANY or its Affiliates [****] Licensed Products sold in a country which is listed by the World Bank as a low or low middle-income country in the attached APPENDIX H. [****].
3.3.
Sublicensee Payments.
3.3.1.
[****].
3.3.2.
If a sublicense or option to sublicense is part of a transaction in which COMPANY or its

Affiliates also licenses, sublicenses or grants rights to technology, patent rights, or other intellectual property rights other than Licensed Patents, that portion of consideration received by COMPANY or its Affiliates and subject to this Section 3.3 [****].

3.4.
Milestone Payments. [****].
3.5.
License Maintenance Fees. [****].
3.6.
Reimbursement for Patent Expenses. [****].
3.7.
Tax Payments. All payments made to EMORY under this Agreement shall be made free and clear of any tax, withholding or other governmental charge or levy (other than taxes imposed on the net income of EMORY), all such non-excluded amounts being “Taxes.” Should the COMPANY be obligated by law to withhold any Taxes on such payments, the payment due hereunder shall be increased such that after the withholding of the appropriate amount EMORY receives the amount that would have been paid but for the Taxes withheld. Should EMORY be obligated to pay such Taxes, and such Taxes were not satisfied by way of withholding, COMPANY shall promptly reimburse EMORY for such payment, in an amount such that after the payment of the Taxes, EMORY has received the same amount that it would have received had such Taxes not been payable.

ARTICLE 4. REPORTS AND ACCOUNTING

4.1.
Progress Reports. Within [****], COMPANY shall provide EMORY with a written report detailing the activities of the COMPANY relevant to the COMPANY’s Development Plan and the development and commercialization of Licensed Products. [****].
4.2.
Royalty Reports. During the term of this Agreement, COMPANY shall provide EMORY

LIC.18.023

written reports [****]:
i.
[****]; and
ii.
[****]; and
iii.
[****];
iv.
[****]; and
v.
[****]; and
vi.
[****];
4.3.
Records. During the term of this Agreement and for a period of three (3) years thereafter, COMPANY shall keep at its principal place of business true and accurate records of all Sales in accordance with generally accepted accounting principles in the respective country where such Sales occur and in such form and manner so that all royalties owed to EMORY may be readily and accurately determined. COMPANY shall furnish EMORY copies of such records upon EMORY’s request.
4.4.
Right to Audit. EMORY shall have the right, upon prior notice to COMPANY or a Sublicensee for a sublicense entered into after the Effective Date of this Agreement, [****] as may be reasonably necessary to examine the records of COMPANY or Sublicensee to include, but not be limited to, sales invoice registers, sales analysis reports, original invoices, inventory records, price lists, sublicense and distributor agreements, accounting general ledgers, and sales tax returns, [****]. If such independent public accountant's report shows any underpayment of royalties by COMPANY, its Affiliates or Sublicensees, within [****] after COMPANY'S receipt of such report, COMPANY shall remit or shall cause its Sublicensees to remit to EMORY:
(i)
[****]; and
(ii)
[****].

ARTICLE 5. PAYMENTS

5.1.
Other Payment Due Dates. All other payments required under this Agreement, if not specified otherwise in this Agreement, shall be payable [****] in which the consideration is received or milestone is achieved by Company .
5.2.
Payment Delivery. Unless otherwise requested by EMORY, all payments due to EMORY under this Agreement shall be made in person or via the United States mail or private carrier to the following address:

Emory University

Attn: Director, Office of Technology Transfer

LIC.18.023

1599 Clifton Rd. 4th Floor

Atlanta, Georgia 30322 ott-legal@emory.edu

[****]. Royalty reports may also be transmitted via email to OTT-Legal@EMORY.edu, provided that if no confirmation of receipt is received, COMPANY agrees to forward the report via facsimile.

5.3.
Currency Conversion. Except as hereinafter provided in this Section 5.3, all royalties shall be paid in Dollars. If any Licensed Products are Sold for consideration other than Dollars, the Net Selling price of such Licensed Products shall first be determined in the foreign currency of the country in which such Licensed Products are Sold and then [****].
5.4.
Interest. Royalties and other payments required to be paid by COMPANY pursuant to this Agreement shall, if overdue, bear interest until payment at a rate one percent (1%) per month. The interest payment shall be due from the day the original payment was due until the day that the payment was received by EMORY. The payment of such interest shall not foreclose EMORY from exercising any other rights it may have because any payment is overdue. [****].
5.5.
Use of Third Party Billing and Invoicing Systems. EMORY, upon COMPANY request, may agree to use third party billing or invoicing systems to facilitate payments and reimbursements required under this Agreement. In no instance shall the COMPANY require use of such system for the COMPANY to make payment to EMORY. If EMORY agrees to use such system, COMPANY [****].

ARTICLE 6. DILIGENCE AND COMMERCIALIZATION

6.1.
Diligence. COMPANY represents and warrants that it has the necessary expertise and will, as appropriate, acquire the necessary resources to fully develop and commercialize Licensed Products. COMPANY further represents and warrants that it shall in good faith consider EMORY’s interests in a Licensed Product prior to terminating this License Agreement under Section 12.5 and will meet to discuss the reasons for such termination with EMORY if EMORY so requests. COMPANY shall use commercially reasonable efforts, either directly or through Affiliates or Sublicensees, throughout the term of this Agreement to comply with COMPANY's Development Plan and to bring Licensed Products to market. [****]. If EMORY determines that COMPANY is failing to meet its diligence requirement for any particular Licensed Product, EMORY may, upon [****] prior written notice, terminate or partially terminate this Agreement and grant third parties rights in the Licensed Patents, unless within such [****] period, COMPANY can provide proof of diligence.
6.2.
Development Milestones. COMPANY shall adhere to the schedule of development

LIC.18.023

milestones and dates set forth in APPENDIX G which shall be satisfied should they be achieved prior to the Effective Date or during the term of this Agreement. [****]. Any extension of a Development Milestone will automatically extend all subsequent Development Milestones by a corresponding period of time without requiring additional payments. If COMPANY fails to meet any deadline set forth in APPENDIX G, and has not requested an extension as specified in this Section 6.2 or has requested such extension but failed to pay the corresponding payment, then EMORY may, upon [****] prior written notice, terminate or partially terminate this Agreement and grant third parties rights in the Licensed Patents unless COMPANY cures its failure within such [****] period.
6.3.
Sublicensee Performance. EMORY agrees that a Sublicensee’s performance of its diligence obligations regarding a Licensed Product as set forth in the sublicense agreement shall be deemed to be performance by COMPANY of its diligence obligations for such Licensed Product under this License Agreement, including, but not limited to, those set forth in Article 6 hereof. COMPANY further agrees to attach copies of pertinent portions of this Agreement, as jointly redacted by COMPANY and EMORY, to sublicense agreements executed after the Effective Date of this Agreement and to provide a summary of Sublicensee’s performance as part of its reporting obligations under Article 4.

LIC.18.023

ARTICLE 7. PATENT PROSECUTION

7.1.
Licensed Patents. The Prosecution and Maintenance of the Licensed Patents shall be the primary responsibility of EMORY with input from COMPANY.
(i)
Comment. EMORY shall provide or cause patent counsel to provide COMPANY with copies of all filings and official correspondence pertaining to such Prosecution and Maintenance of the Licensed Patents. EMORY shall use best efforts to provide COMPANY with draft responses and draft filings at least [****] prior to the initial due-date for submitting such responses and filings, but in no case less than [****] prior to the final due-date for submitting such responses and filings so as to give COMPANY an opportunity to advise and provide input to EMORY. In the event EMORY desires to transfer the prosecution of any of the Licensed Patents to new patent counsel, COMPANY’s written consent shall be obtained, which consent shall not be unreasonably withheld or delayed.
(ii)
New Applications. COMPANY shall notify EMORY in writing of the countries in which COMPANY wishes additional patent applications to be filed, including but not limited to national phase filings and regional registrations. EMORY shall, at COMPANY’s [****], file such additional patent applications. EMORY may, at its [****], file patent applications in any country in which COMPANY elects not to file and such applications shall not be subject to any license granted to COMPANY hereunder.
(iii)
Reimbursement. If COMPANY should fail to timely make reimbursement for patent expenses for any Licensed Patent, EMORY, in addition to any other remedies under the Agreement, shall have no further obligation to Prosecute or Maintain such Licensed Patent(s). COMPANY, upon [****] written notice, may advise EMORY that it no longer wishes to pay expenses for Prosecution or Maintenance of one or more Licensed Patents. EMORY may, at its sole option, elect to pay such expenses and, if so, such patents or patent applications shall cease to be subject to any license granted to COMPANY hereunder.

7.2 Extension of Licensed Patents. COMPANY, [****], may request that EMORY have the normal term of any Licensed Patents extended or restored under any country's procedure for extending patent term. Royalties shall be payable until the end of the extended term of the patent. In the event that COMPANY does not elect to extend a Licensed Patent, EMORY may, at its [****], and upon prior written notice to COMPANY, effect such extension and, if EMORY elects to pay such expenses, such extended Licensed Patents shall not be subject to any license granted hereunder subsequent to its non-extended expiration date.

LIC.18.023

ARTICLE 8. INFRINGEMENT

8.1
The Parties shall promptly notify each other of any suspected infringement of any Licensed Patents.
i.
During the Term, COMPANY shall, [****], have the right to enforce any Licensed Patents against such infringer and may defend any declaratory judgment action, post-grant review, inter-partes review, reexamination or opposition brought against it alleging invalidity of a Licensed Patent. COMPANY agrees to defend EMORY against any counterclaim brought against it in such action. EMORY shall cooperate with COMPANY in such effort, at COMPANY'S [****], including being joined as a party to such action, if necessary. COMPANY shall [****].
ii.
COMPANY shall not enter into any settlement agreement, voluntary dismissal, consent judgment or other voluntary final disposition in any action regarding the Licensed Patents, without input from EMORY. As an exception to the forgoing, EMORY’s express written consent shall be required for any settlement agreement, voluntary dismissal, consent judgment or other voluntary final disposition that adversely impacts the validity or enforceability of the License Patents. Any amounts received for punitive or exemplary damages shall be shared equally between EMORY and COMPANY and any other amounts received, including compensatory damages or damages based on a loss of revenues which exceed the out-of-pocket costs and expenses incurred by COMPANY, shall be deemed to be the proceeds of Sales of Licensed Products in the fiscal quarter received.
8.2
If COMPANY fails, within [****] after receiving notice of a potential infringement, to institute an action against such infringer or notifies EMORY that it does not plan to institute such action, then EMORY shall have the right to do so [****]. COMPANY shall cooperate with EMORY in such effort including being joined as a party to such action if necessary. EMORY shall be entitled to retain all damages or costs awarded in such action. Should either EMORY or COMPANY be a party to a suit under the provisions of this Article and thereafter elect to abandon such suit, the abandoning party shall give timely notice to the other party who may, at its discretion, continue prosecution of such suit.

LIC.18.023

ARTICLE 9. LIMITED WARRANTY AND EXCLUSION OF WARRANTIES

9.1
Representation by Emory. EMORY represents that it has the right and authority to enter into this Agreement and that, to the best of its knowledge, neither the execution of this Agreement nor the performance of its obligations hereunder will constitute a breach of the terms and provisions of any other agreement to which EMORY is a party. EMORY represents that, to the best of its knowledge, it is an owner of the Licensed Patents and has the right to issue licenses to the same. EMORY represents and warrants that to the best of its knowledge, as of the Effective Date, there are no actions, suits, proceedings, or arbitrations pending or, threatened against EMORY, relating to the Licensed Patents that would be inconsistent with the rights granted to COMPANY under this Agreement. EMORY does not warrant and expressly disclaims any warranty concerning the validity, protectability, or enforceability of the Licensed Patents licensed hereunder and makes no representation whatsoever with regard to the scope of the Licensed Patents or that such Licensed Patents may be exploited by COMPANY or its Affiliates or Sublicensees without infringing other patents.
9.2
Merchantability and Exclusion of Warranties. COMPANY possesses the necessary expertise and skill in the technical areas pertaining to the Licensed Products to make, and has made, its own independent evaluation of the Licensed Patents and the capabilities, safety, utility and commercial application of the Licensed Products. ACCORDINGLY, EMORY DOES NOT MAKE ANY REPRESENTATION OR WARRANTY OF ANY KIND WITH RESPECT TO THE LICENSED PATENTS OR LICENSED PRODUCTS AND EXPRESSLY DISCLAIMS ANY WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE AND ANY OTHER IMPLIED WARRANTIES WITH RESPECT TO (A) THE SCOPE, VALIDITY, ENFORCEABILITY, OR PROTECTABILITY OF THE LICENSED PATENTS; OR (B) CAPABILITIES, SAFETY, UTILITY, OR COMMERCIAL APPLICATION OF THE LICENSED PATENTS OR LICENSED PRODUCTS.

ARTICLE 10. DAMAGES, INDEMNIFICATION AND INSURANCE

10.1
No Liability. EMORY shall not be liable to COMPANY or COMPANY'S Affiliates, or customers and/or Sublicensees of COMPANY or COMPANY’S Affiliates, for compensatory, special, incidental, indirect, consequential or exemplary damages resulting from the manufacture, testing, design, labeling, use or sale of Licensed Products.
10.2
Indemnification. COMPANY shall defend, indemnify, and hold harmless the Indemnitees, from and against any and all claims, demands, loss, liability, expense, or damage (including

LIC.18.023

investigative costs, court costs and attorneys' fees) Indemnitees may suffer, pay, or incur as a result of claims, demands or actions against any of the Indemnitees caused or contributed to, in whole or in part, by COMPANY'S or COMPANY'S Affiliates, contractors, agents, or Sublicensees [****].

COMPANY'S obligations under this Article shall survive the expiration or termination of this Agreement for any reason.

COMPANY agrees to provide attorneys reasonably acceptable to EMORY to defend against such a claim. EMORY shall cooperate with COMPANY in any defense of such claim. COMPANY shall not settle any such claims, demands or actions under this Section 10.2, without the express, prior written consent of EMORY, which consent shall not be unreasonably withheld or delayed. COMPANY'S obligations under this Article shall survive the expiration or termination of this Agreement for any reason.

10.3
Insurance Without limiting COMPANY'S indemnity obligations under the preceding paragraph, COMPANY shall, prior to any clinical trial or Sale of any Licensed Product, cause to be in force a products liability insurance policy. Such policy shall:
(i)
provide product liability coverage in an amount no less than [****];
(ii)
include coverage for claims that are subject to indemnification under Section

10.2 of this Agreement;

(iii)
include contractual liability coverage for liability which may be incurred by Indemnitees in connection with this Agreement;
(iv)
require the insurance carrier to provide EMORY with no less than [****] written notice of any material change in the terms or coverage of the policy or its cancellation; and
(v)
If written on a “claims made” basis, the Company agrees to provide coverage for [****] after the Agreement terminates or expires.

All insurance coverage required under this Agreement shall be primary to any coverage carried by EMORY, shall waive all rights of subrogation against any additional insured and shall be placed with insurers whose A.M. Best’s rating is at least A-X.

As detailed in Section 2.5, COMPANY agrees to require any Sublicensee who entered into a sublicense prior to the Effective Date of this Agreement under Section 2.5 of this Agreement to maintain insurance coverage consistent with this Section 10.3.

LIC.18.023

10.4
Notification. COMPANY shall provide to EMORY [****], certificates of insurance evidencing the coverages required in section 10.3 above and adding EMORY as an additional insured.
10.5
Notice of Claims. COMPANY shall promptly notify EMORY of all claims involving the Indemnitees and shall advise EMORY of the amounts that might be needed to defend and pay any such claims. EMORY shall promptly notify COMPANY of any and all claims brought to its attention relating to COMPANY’s indemnity obligations under this Agreement.

ARTICLE 11. CONFIDENTIALITY

11.1
Treatment of Confidential Information. Except as otherwise provided hereunder, during the term of this Agreement and for a period of [****] thereafter:
(i)
COMPANY and its Affiliates and Sublicensees shall retain in confidence and use only for purposes of this Agreement, any written information and data supplied by EMORY under this Agreement and marked as proprietary;
(ii)
EMORY shall retain in confidence and use only for purposes of this Agreement any written information and data supplied by COMPANY under this Agreement and marked as proprietary.

For purposes of this Agreement, all such information and data which a party is obligated to retain in confidence shall be called "Confidential Information."

11.2
Right to Disclose. Notwithstanding the provisions of Section 11.1, each party may disclose Confidential Information to its Affiliates, [****]:
(i)
to keep the Confidential Information confidential for at least the same time periods and to the same extent as each party is required to keep it confidential under this Agreement;
(ii)
to use the Confidential Information only for such purposes as such parties are authorized to use it under this Agreement.
11.3
Release from Restrictions. Each party or its Affiliates or Sublicensees may use or disclose Confidential Information to the government or other regulatory authorities to the extent that such disclosure is reasonably necessary for the prosecution and enforcement of patents, or to obtain or maintain any regulatory approval, including authorizations to conduct clinical trials, or commercially market or obtain pricing approval of any Licensed Products, provided that such party is otherwise entitled to engage in such activities under this Agreement. In the event that the receiving party receives service of legal

LIC.18.023

process that purports to compel disclosure of the disclosing party’s Confidential Information or becomes obligated by law, rule, regulation or rules of a security exchange to disclose the Confidential Information of the disclosing party or the existence of or terms of this Agreement to any governmental authority, the receiving party shall promptly notify the disclosing party, so that the disclosing party may seek an appropriate protective order or other remedy with respect to narrowing the scope of such requirement or waive compliance by the receiving party with the provisions of this Agreement. The receiving party will provide the disclosing party with reasonable assistance in obtaining such protective order or other remedy. If, in the absence of such protective order or other remedy, the receiving party is nonetheless required by law, rule, regulation, or rules of a security exchange to disclose the existence of or terms of this Agreement or other Confidential Information of the disclosing party, then the receiving party may disclose such Confidential Information without liability hereunder; provided that the receiving party shall furnish only such portion of the Confidential Information that is legally required to be disclosed and only to the extent required by law.

The obligation not to disclose Confidential Information shall not apply to any part of such Confidential Information that:

(i)
is or becomes patented, published or otherwise part of the public domain, other than by unauthorized acts of the party obligated not to disclose such Confidential Information (for purposes of this Article 11 the "receiving party") or its Affiliates or Sublicensees in contravention of this Agreement;
(ii)
is disclosed to the receiving party or its Affiliates or Sublicensees by a third party provided that such Confidential Information was not obtained by such third party directly or indirectly from the other party under this Agreement; or
(iii)
prior to disclosure under this Agreement, was already in the possession of the receiving party, its Affiliates or Sublicensees, provided that such Confidential Information was not obtained directly or indirectly from the other party under this Agreement; or
(iv)
results from research and development by the receiving party or its Affiliates or Sublicensees, independent of disclosures from the other party of this Agreement, provided that the persons developing it have not had exposure to the Confidential Information from the disclosing party; or

(v)
COMPANY and EMORY agree in writing may be disclosed.

LIC.18.023

ARTICLE 12. TERM AND TERMINATION

12.1
Term. Unless sooner terminated as otherwise provided in this Agreement, the term of this Agreement shall commence on the effective date hereof and shall continue in full force and effect until the expiration of the last to expire of the Licensed Patents.
12.2
Termination. EMORY shall have the right to terminate this Agreement upon the occurrence of a material breach. Without limitation, any one or more of the following shall each be deemed a material breach of this Agreement by COMPANY:
i.
failure of COMPANY to make any payment required under this Agreement when due; or
ii.
failure of COMPANY to provide Progress Reports or Royalty Reports; or
iii.
lack of Diligence as set forth in Article 6; or
iv.
the insolvency or dissolution of, or institution of any proceeding under any bankruptcy, insolvency, or moratorium law, by or on behalf of COMPANY or its creditors; or
v.
assignment by COMPANY of substantially all of its assets for the benefit of creditors or placement in the hands of a trustee or a receiver; or
vi.
any COMPANY decision to cease developing or quit the business of selling Licensed Products; or the breach by COMPANY of any other material term of this Agreement.

Notwithstanding the foregoing, if the Company challenges the validity or enforceability of any Licensed Patent in a court or other governmental agency of competent jurisdiction, this Agreement shall terminate immediately.

EMORY shall provide COMPANY written notice describing the breach, which notice shall include EMORY’s intention to terminate the Agreement. If COMPANY does not cure the breach within thirty (30) days after receipt of such notice, this Agreement will terminate immediately. If COMPANY disputes such breach in good faith by written notice to EMORY within the thirty (30) day period, the matter will be submitted to dispute resolution as described under Article 14. EMORY’s right to terminate shall be suspended until resolution of the dispute. The procedures set forth in this Section 12.2 shall not prejudice EMORY’s right to receive royalties or other sums due hereunder and shall not prejudice any cause of action or claim due to any breach or default by the COMPANY.

12.3
Notice of Bankruptcy. COMPANY must inform EMORY of its intention to file a voluntary petition in bankruptcy or of another's intention to file an involuntary petition in bankruptcy to be received at least forty five (45) days prior to filing such a petition. If COMPANY files a petition of bankruptcy without conforming to this requirement, this shall be deemed a material, pre-petition,

LIC.18.023

incurable breach.
12.4
Failure to Enforce. The failure of EMORY, at any time, or for any period of time, to enforce any of the provisions of this Agreement, shall not be construed as a waiver of such provisions or as a waiver of the right of EMORY thereafter to enforce each and every such provision of this Agreement.
12.5
Termination by COMPANY. COMPANY shall have the right to terminate this Agreement at its sole discretion upon twelve (12) months’ written notice to EMORY and payment of any amounts due to EMORY under this Agreement through the effective date of such termination. If such termination occurs after the COMPANY files a BLA with the FDA (or foreign equivalent) for a Licensed Product, then in addition to the preceding, COMPANY shall also pay to EMORY a termination fee of

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[****], provided that a Licensed Patent has issued covering the Licensed Product in the Licensed Territory for which the BLA (or foreign equivalent) is sought.

12.6
Effect. If this Agreement is terminated for any reason whatsoever, COMPANY shall return, or at EMORY's direction, destroy, all tangible materials (including plans, documents, samples, biological materials, models and the like) pertaining to the License Patents supplied to COMPANY by EMORY, retaining one archival paper copy in its corporate legal department as required so that compliance with any continuing obligations may be determined. However, nothing herein shall be construed to release either party of any obligation which matured prior to the effective date of such termination.

ARTICLE 13. ASSIGNMENT

COMPANY may grant, transfer, convey, or otherwise assign any or all of its rights and obligations under this Agreement in conjunction with the transfer of all, or substantially all, of the business interests of COMPANY. EMORY's written consent, which shall not be unreasonably withheld, shall be required prior to any other assignment of COMPANY'S rights or obligations under this Agreement. This Agreement shall be assignable by EMORY to any other nonprofit corporation which promotes the research purposes of EMORY.

ARTICLE 14. DISPUTE RESOLUTION

14.1.
Negotiation. Any dispute related to this License Agreement shall be settled in accordance with the procedures specified in this Section. COMPANY and EMORY agree to attempt to settle any claim or

LIC.18.023

controversy arising out of this Agreement through consultation and negotiation in good faith and spirit of mutual cooperation. Any dispute between the parties relating to this Agreement will first be submitted in writing to a senior executive of COMPANY and EMORY (the “Dispute Notice”), who will promptly meet and confer in an effort to resolve such dispute. Any agreed decisions of the executives will be final and binding on the parties. All negotiations pursuant to this Section are confidential and shall be treated as compromise and settlement negotiations for purposes of applicable rules of evidence.

14.2.
Mediation. If the parties are unable to resolve any dispute by negotiation within thirty

(30) days of the Dispute Notice, then either party may initiate mediation upon written notice to the other party demanding mediation (the “Mediation Notice”), whereupon the dispute will be mediated by a mutually acceptable mediator to be chosen within [****] after the Mediation Notice. The parties will share the costs of the mediator equally. If the parties cannot agree upon selection of a mediator within [****] of the notice, then upon request of either party, the AAA shall appoint the mediator. Mediation shall take place in Atlanta, Georgia and shall proceed under the then current American Arbitration Association Model Commercial Mediation Procedures to the extent that the Model Procedure does not conflict with provisions of this article.

14.3.
Arbitration. Any dispute which has not been resolved by negotiation or mediation as described above within [****] of the Dispute Notice, shall be settled by arbitration. The Arbitrators shall not have the ability to determine the validity or enforceability of any Licensed Patent. Arbitration shall be conducted under the Commercial Arbitration Rules of the American Arbitration Association by three arbitrators, one to be appointed by EMORY, one to be appointed by COMPANY, and one to be appointed by the two arbitrators appointed by EMORY and COMPANY. Arbitration shall take place in Atlanta, Georgia, and the decision of the arbitrators shall be enforceable, but not appealable, in any court of competent jurisdiction.
14.4.
Costs. The fees and expenses, but not attorney’s fees, incurred in connection with any mediation or arbitration shall be borne by the party initiating the mediation or arbitration proceeding (or equally by both parties if both parties jointly initiate such proceeding) subject to reimbursement by the party which does not prevail in such proceeding promptly upon the termination thereof in the event that the party initiating such proceeding is the prevailing party.
14.5.
Continued Obligations. Each party shall continue to perform its undisputed obligations under this Agreement, including payments due, pending final resolution of any dispute arising out of or relating to this Agreement; provided, however that a party may suspend performance during any period in which the other party fails to perform its undisputed obligations.

LIC.18.023

ARTICLE 15. MISCELLANEOUS

15.1
Export Controls. COMPANY acknowledges that Licensed Products and Licensed Patents may be subject to United States laws and regulations controlling the export of technical data, biological materials, chemical compositions, computer software, laboratory prototypes and other commodities and that EMORY's obligations under this Agreement are contingent upon compliance with applicable United States export laws and regulations. The transfer of technical data and commodities may require a license from the cognizant agency of the United States government or written assurances by COMPANY that COMPANY shall not export data or commodities to certain foreign countries without the prior approval of certain United States agencies. EMORY neither represents that an export license shall not be required nor that, if required, such export license shall issue.
15.2
Legal Compliance. COMPANY shall comply with all laws and regulations relating to its manufacture, processing, producing, using, importing Selling, labeling or distribution of Licensed Products and shall not take any action which would cause EMORY or COMPANY to violate any laws or regulations.
15.3
Independent Contractor. COMPANY'S relationship to EMORY shall be that of a licensee only. COMPANY shall not be the agent of EMORY and shall have no authority to act for, or on behalf of, EMORY in any matter. Persons retained by COMPANY as employees or agents shall not, by reason thereof, be deemed to be employees or agents of EMORY.
15.4
Patent Marking. COMPANY shall mark Licensed Products Sold in the United States with United States patent numbers. Licensed Products manufactured or Sold in other countries shall be marked in compliance with the intellectual property laws in force in such foreign countries.
15.5
Use of Names. COMPANY shall obtain the prior written approval of EMORY or the Inventors prior to making use of their names for any commercial purpose, except as required by law. As an exception to the foregoing, both COMPANY and EMORY shall have the right to publicize the existence of this Agreement; however, neither COMPANY nor EMORY shall disclose the terms and conditions of this Agreement without the other party’s consent, except as required by law..
15.6
Place of Execution. This Agreement and any subsequent modifications or amendments hereto shall be deemed to have been executed in the State of Georgia, U.S.A.
15.7
Governing Law. This Agreement and all amendments, modifications, alterations, or supplements hereto, and the rights of the parties hereunder, shall be construed under and governed by the laws of the State of Georgia and the United States of America.
15.8
Venue. Only courts in the State of Georgia, U.S.A., shall have jurisdiction to

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hear and decide any controversy or claim between the parties arising under or relating to this Agreement.
15.9
Entire Agreement. This Agreement constitutes the entire agreement between EMORY and COMPANY with respect to the subject matter hereof and shall not be modified, amended or terminated, except as herein provided or except by another agreement in writing executed by the parties hereto.
15.10
Survival. Articles 9, 10, 11, 12.6 and 12.7 shall survive termination of this Agreement for any reason.
15.11
Severability. All rights and restrictions contained herein may be exercised and shall be applicable and binding only to the extent that they do not violate any applicable laws and are intended to be limited to the extent necessary so that they will not render this Agreement illegal, invalid or unenforceable. If any provision or portion of any provision of this Agreement, not essential to the commercial purpose of this Agreement, shall be held to be illegal, invalid or unenforceable by a court of competent jurisdiction, it is the intention of the parties that the remaining provisions or portions thereof shall constitute their agreement with respect to the subject matter hereof, and all such remaining provisions, or portions thereof, shall remain in full force and effect. To the extent legally permissible, any illegal, invalid or unenforceable provision of this Agreement shall be replaced by a valid provision which shall implement the commercial purpose of the illegal, invalid, or unenforceable provision. In the event that any provision essential to the commercial purpose of this Agreement is held to be illegal, invalid or unenforceable and cannot be replaced by a valid provision which will implement the commercial purpose of this Agreement, this Agreement and the rights granted herein shall terminate.
15.12
Force Majeure. Any delays in, or failure of performance of any party to this Agreement, shall not constitute a default hereunder, or give rise to any claim for damages, if and to the extent caused by occurrences beyond the control of the party affected, including, but not limited to, acts of God, strikes or other concerted acts of workmen, civil disturbances, fires, floods, explosions, riots, war, rebellion,

LIC.18.023

sabotage, acts of governmental authority or failure of governmental authority to issue licenses or approvals which may be required.

15.13
Counterparts. This Agreement may be executed by facsimile and in counterparts, each of which is deemed an original, but all of which together shall constitute one and the same instrument

ARTICLE 16. NOTICES

All notices, statements, and reports required to be given by one party to the other shall be in writing. Progress and Royalty reports required under Article 4 may be delivered electronically with a copy to OTT-Legal@emory.edu.

Except for progress and royalty reports required under Article 4, all reports shall be hand delivered, sent by private overnight mail service, or sent by registered or certified U.S. mail, postage prepaid, return receipt requested and addressed as follows:

If to EMORY: Emory University

Office of Technology Transfer 1599 Clifton Rd., 4th Floor Atlanta, Georgia 30322 ATTN: Director

ott-legal@emory.edu

If to COMPANY: REGENXBIO Inc.

9600 Blackwell Road

Suite 210

Rockville, MD 20850-3655 Attn: General Counsel Email: legal@regenxbio.com

Such notices or other communications shall be effective upon receipt by an employee, agent or representative of the receiving party authorized to receive notices or other communications sent or delivered in the manner set forth above. Either party hereto may change the address to which notices to such party are to be sent by giving notice to the other party at the address and in the manner provided above. Any notice may be given, in addition to the manner set forth above by facsimile provided that the party giving such notice obtains acknowledgement by facsimile that such notice has been received by the

LIC.18.023

party to be notified. Notice made in this manner shall be deemed to have been given when such acknowledgement has been transmitted.

IN WITNESS WHEREOF, EMORY and COMPANY have caused this Agreement to be signed by their duly authorized representatives as of the day and year indicated below.

EMORY UNIVERSITY	REGENXBIO Inc.
By: s/Todd T. Sherer, Ph.D.	By: s/Kenneth Mills
Name: Todd T. Sherer, Ph.D.	Name: Kenneth Mills
Title: VP for Research & Exec. Director, Office of Technology Transfer	Title: President & CEO
Date: 8/16/18	Date: August 16, 2018

LIC.18.023

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APPENDIX A

[****]

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APPENDIX B

[****]

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APPENDIX C

U. S. GOVERNMENT LICENSE(S)

Not Applicable

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APPENDIX D

[****]

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APPENDIX E

[****]

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APPENDIX F

[****]

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APPENDIX G

[****]

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APPENDIX H

[****]

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APPENDIX I

[****]

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APPENDIX J

[****]